Exhibit 10.27

Execution Version

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 1, 2025 (the “Third Amendment Effective Date”), by and between Alto Ingredients, Inc., a Delaware corporation as Borrower (“Borrower”), and OIC Investment Agent, LLC, a Delaware limited liability company as Administrative Agent and Collateral Agent (in such capacities, “Administrative Agent”). Borrower and Administrative Agent may occasionally be referred to collectively herein as the “Parties” or individually as a “Party.”

WHEREAS, Borrower and Administrative Agent entered into that certain Credit Agreement dated as of November 7, 2022, among Borrower, the Subsidiary Guarantors signatory thereto, the Lenders from time to time party thereto, and Administrative Agent, as Administrative Agent and Collateral Agent (as amended by that certain First Amendment to Credit Agreement dated as of November 6, 2023 and that certain Second Amendment to Credit Agreement dated as of November 6, 2024, the “Existing Credit Agreement” and the Existing Credit Agreement as expressly amended by this Amendment, the “Credit Agreement”);

WHEREAS, in connection with the execution and delivery of this Amendment, Alto Columbia, LLC, a Delaware limited liability company (“Purchaser”) is entering into that certain Membership Interest Purchase Agreement dated as of the date hereof (the “MIPA”) and, together with each other agreement, instrument or certificate executed and/or delivered in connection with the MIPA, collectively, the “MIPA Documents”, among Purchaser, Kodiak Carbonic, LLC, a Wyoming limited liability company (“Company”), and each of John D. Coons, an individual (“Coons”), Michael F. Ray, an individual (“Ray”) and Michael E. Deiker, an individual (“Deiker” and, together with Coons and Ray, each, a “Seller” and, collectively, “Sellers”), pursuant to which, among other things, Purchaser purchases 100% of the issued and outstanding membership interests of Company from Sellers, on the terms and subject to the conditions set forth in the MIPA (the “Acquisition”);

WHEREAS, Company entered into that certain Liquid Carbon Dioxide Product Supply Agreement dated as of September 25, 2014, among Company, as seller, and Air Liquide Industrial U.S. LP, a Delaware limited partnership, as buyer (as amended by that certain Amendment Number 1 dated as of January 8, 2016, Amendment Number 2 dated as of April 30, 2021, Amendment Number 3 dated as of April 30, 2021, the “Existing Offtake Contract”);

WHEREAS, in connection with the execution and delivery of this Amendment and the MIPA, Company, Alto Carbonic, LLC, a wholly-owned subsidiary of Alto Columbia, LLC (and eventual successor in interest to Company), and Airgas USA, LLC desire to amend and restate the Existing Offtake Contract by entering into that certain Amended and Restated Liquid Carbon Product Supply Agreement dated as of January 1, 2025 (the “Amended and Restated Supply Agreement”) which reflects, among other things, a reduction in the annual take-or-pay volume;

WHEREAS, the consummation of the Acquisition by a Loan Party is not permitted under Section 6.04 of the Credit Agreement; and

WHEREAS, the Loan Parties have requested that Administrative Agent (on behalf of the Required Lenders) (i) approve the Acquisition and (ii) make certain other modifications to the Existing Credit Agreement, and Administrative Agent (on behalf of the Required Lenders) have agreed to the foregoing request of the Loan Parties, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and premises set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Amendments to the Existing Credit Agreement. Effective as of the Third Amendment Effective Date, each of Administrative Agent (acting on behalf of the Required Lenders) and Borrower hereby agrees to amend the Existing Credit Agreement as follows:

a. Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate each of the following definitions set forth therein, each to read in its entirety as follows:

“Interest Rate” means a rate per annum equal to 10.75%.

b. Section 1.01 of the Existing Credit Agreement is hereby amended to include the following definition in appropriate alphabetical order:

“Third Amendment Effective Date” means January 1, 2025.

c. Section 2.05(c)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) Each prepayment of Loans shall be accompanied by payment of all accrued interest on the amount prepaid, the Prepayment Premium (other than in the case of Section 2.05(b)(i) and 2.05(b)(iv) above) and any additional amounts required pursuant to Section 2.09; provided that no Prepayment Premium shall be required to be paid in connection with any prepayment of principal of Loans pursuant to Section 2.05(a), Section 2.05(b)(ii) or Section 2.05(b)(iii) that occurs from the Third Amendment Effective Date until December 31, 2025 so long as the aggregate amount of all such principal prepayments during such period does not exceed $5,000,000.

d. Section 6.04(d) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(d) with respect to any Loan Parties (other than the Marketing Affiliates), any acquisition of all or substantially all the assets of a Person, or any Capital Stock in a Person that becomes a Subsidiary Guarantor (provided such Person becomes a Subsidiary Guarantor within the time limits set forth in Section 5.16 to the extent required thereunder), in a single transaction or series of related transactions, if immediately after giving effect thereto: (a) no Event of Default shall have occurred and be continuing prior to or as a result of such acquisition, (b) any acquired or newly formed Subsidiary Guarantor shall not be liable for any Indebtedness, (c) to the extent required by the Collateral and Guarantee Requirement, (i) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (ii) any such newly created or acquired Subsidiary shall become a Guarantor, in each case, in accordance with Section 5.16 and (d) such acquisition is funded by (i) Retained Excess Cash Flow, (ii) the proceeds of any cash equity contribution to the common equity of Borrower, or (iii) Capital Stock of the Borrower;

2. Limited Consent. Administrative Agent hereby consents by its execution of this Amendment, and subject to the satisfaction of the conditions set forth in Section 3 below and the occurrence of the Third Amendment Effective Date and in reliance on the representations and warranties in Section 5 below, to (i) the consummation of the Acquisition and (ii) the entering into the MIPA on the terms and conditions set forth therein. The foregoing is a limited consent, and except as expressly set forth in this Amendment, the foregoing consent (a) shall not be deemed to operate as, or obligate Administrative Agent or any Lender to grant, any future consent or modification of any other term or condition of the Financing Documents, (b) shall not constitute a modification or alteration of the terms, conditions or covenants of the Existing Credit Agreement or any other Financing Document and (c) shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Financing Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

3. Conditions to Effectiveness. This Amendment shall become effective on the Third Amendment Effective Date when, and only when, each of the applicable conditions set forth below has been satisfied (or waived by Administrative Agent) in accordance with the terms herein:

a. this Amendment shall have been executed and delivered by Borrower and Administrative Agent;

b. Administrative Agent and the Lenders shall have received (i) an executed copy of the MIPA and the other material MIPA Documents, (ii) a confirmation from Borrower that (A) the closing of the Acquisition was consummated prior to, or substantially simultaneously with, the closing of this Amendment and (B) the filings, permits, authorizations, consents and approvals contemplated under the MIPA were obtained (or waived) prior to, or substantially simultaneously with, the closing of this Amendment, and (iii) evidence satisfactory to Administrative Agent and the Lenders that, at the closing of the Acquisition, all Liens (other than Permitted Liens) on the assets of Company shall be terminated and released substantially simultaneously with the Third Amendment Effective Date;

c. Administrative Agent and the Lenders shall have received an executed copy of the Amended and Restated Supply Agreement;

d. [reserved];

e. Administrative Agent and the Lenders shall have received certificates of status, existence and good standing or the equivalent in the jurisdiction of incorporation or formation of the applicable Loan Party, dated a recent date, for each Loan Party from each of the jurisdictions where such Loan Party is organized or formed, as applicable;

f. the representations and warranties of Borrower and the other Loan Parties contained in Section 5 below and in Article III of the Existing Credit Agreement and any other Financing Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Third Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

g. Borrower shall have paid all fees and expenses due and payable to Administrative Agent and the Lenders pursuant to the Financing Documents and shall reimburse Administrative Agent and the Lenders for all reasonable and documented out- of-pocket costs and expenses (including the reasonable fees and expenses of counsel to Administrative Agent) incurred by Administrative Agent and the Lenders in connection with the evaluation, negotiation, preparation, execution, delivery and performance of this Amendment;

h. all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Administrative Agent and its legal counsel; and

i. no Default or Event of Default shall have occurred and be continuing.

4. Security. Each Loan Party expressly acknowledges and agrees that all security interests, liens, pledges and mortgages granted to Collateral Agent for the benefit of itself and the Secured Parties in connection with the Credit Agreement, as amended by this Amendment, or hereafter granted to Collateral Agent for the benefit of itself and the Secured Parties, and all other supplements to the Credit Agreement or any Financing Document, extend to and cover all of the Obligations of the Loan Parties to the Lenders, now existing or hereafter arising, including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in such agreements, and all of such security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended by this Amendment, and the other Financing Documents effective as of the date hereof, including, without limitation, the grant of security interests and liens by Borrower and the other Loan Parties under the Security Documents and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The validity and enforceability of any appointment of Administrative Agent as proxy or attorney-in-fact under any Financing Document is ratified and reaffirmed as of the date hereof, which appointment remains IRREVOCABLE and coupled with an interest and shall continue in full force and effect until the Payment in Full of Term Loan Debt, for the purpose of carrying out the provisions of the Financing Documents, in accordance with the terms of, and to the extent provided in, such Financing Documents.

5. Representations and Warranties.

a. Authorization, Etc. Borrower has full corporate, limited liability company, limited partnership or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under this Amendment and to consummate each of the transactions contemplated herein, and has taken all necessary corporate, limited liability company, limited partnership or other organizational action to authorize the execution, delivery and performance by it of this Amendment. This Amendment has been duly executed and delivered by Borrower and is in full force and effect and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing.

b. No Conflict. The execution, delivery and performance by Borrower of this Amendment, as well as the consummation of the transactions contemplated herein, do not and will not (i) conflict with the Organizational Documents of Borrower, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which any Loan Party is a party or by which it is bound or to which any Loan Party’s property or assets are subject, except where such contravention, breach or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law (including, assuming the accuracy of the representations and warranties of the Lenders set forth in a certificate or certificates delivered by the Lenders to Borrower at or prior to any issuance of Participation Shares, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which Borrower or its securities are subject), except where such contravention or breach could not reasonably be expected to have a Material Adverse Effect, or (iv) with respect to each Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any Loan Party’s property or the Collateral.

c. No Default or Event of Default has occurred and is continuing.

d. The representations and warranties of each Loan Party set forth in the Financing Documents are true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Third Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

6. Miscellaneous.

a. This Amendment shall become effective on the date first set forth above. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement and each reference in each other Financing Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment. This Amendment shall constitute a Financing Document for purposes of the Credit Agreement.

b. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

c. Except as expressly set forth in this Amendment, all other terms and conditions of the Credit Agreement shall remain in full force and effect and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of Borrower or any right, power or remedy of Administrative Agent or the Lenders under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents. All capitalized terms used herein and not otherwise defined or redefined herein shall have the meanings assigned to them in the Credit Agreement, and all terms defined or redefined herein shall be given the meaning set out herein.

d. Sections 10.07 (Severability), 10.09 (Governing Law; Jurisdiction; Etc.) and 10.11 (Headings) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

e. This Amendment shall constitute an integral part of the Credit Agreement and be effective as stipulated above and upon signature by the respective Parties and shall remain valid until the date the Credit Agreement expires or otherwise terminates.

f. The undersigned hereby acknowledge that it has read and fully understands the terms of this Amendment, the terms and conditions of which are hereby incorporated and acknowledged by this reference. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment is binding upon and shall inure to the benefit of Administrative Agent, the Lenders and the Loan Parties and their respective successors and permitted assigns.

g. The undersigned individuals certify that they are competent and authorized to enter into this Amendment on behalf of the Party for whom he or she purports to sign.

IN WITNESS WHEREOF, the Parties, by their authorized representatives, have duly executed this Amendment as of the Third Amendment Effective Date.

ALTO INGREDIENTS, INC.		OIC INVESTMENT AGENT, LLC

By:	/s/ Bryon T. McGregor	By:	/s/ Ethan Shoemaker
Name:	Bryon T. McGregor	Name:	Ethan Shoemaker
Title:	President and CEO	Title:	Investment Partner and Head of Infrastructure Credit

[Signature Page to Alto Third Amendment to Credit Agreement]